Exhibit 10.28

EXECUTION VERSION

SECOND AMENDMENT TO THE SENIOR SECURED

CREDIT AGREEMENT, FIRST AMENDMENT TO THE SECURITY

AGREEMENT AND FIRST AMENDMENT TO THE PLEDGE AGREEMENT

This Second Amendment to the Senior Secured Credit Agreement, First Amendment to the Security Agreement and First Amendment to the Pledge Agreement (this “Amendment”) is dated as of September 11, 2007, and is entered into by and among SILICON GRAPHICS, INC., a corporation formed under the laws of Delaware (the “Parent”), and certain of the Parent’s Subsidiaries identified on the signature pages hereof, as borrowers (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and collectively, jointly and severally, as the “Borrowers”), and the other Credit Parties hereto from time to time, as Guarantors, the Participating Lenders who have authorized the execution of the Amendment by the Administrative Agent and/or the Revolving Agent (each as defined below), MORGAN STANLEY SENIOR FUNDING, INC., a corporation formed under the laws of Delaware (“Morgan Stanley”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns, if any, the “Administrative Agent”), as revolving agent for the Revolving Lenders (in such capacity, together with its successors and assigns, if any, the “Revolving Agent”), and Morgan Stanley & Co., Incorporated (“MS& Co.”) as collateral agent for the Secured Creditors (in such capacity, together with its successors and assigns, if any, the “Collateral Agent”).

RECITALS:

WHEREAS, the Borrowers, the Administrative Agent, the Lead Arranger, the other Credit Parties thereto from time to time, as Guarantors, the Lenders party thereto from time to time and GENERAL ELECTRIC CAPITAL CORPORATION, a corporation formed under the laws of Delaware (“GE”), as Revolving Agent, Collateral Agent, and Syndication Agent, are parties to that certain Senior Secured Credit Agreement, dated as of October 17, 2006, (as further amended, modified, restated, amended and restated and/or supplemented from time to time, the “Credit Agreement”);

WHEREAS, the Grantors and the Collateral Agent are parties to that certain Security Agreement, dated as of October 17, 2006, (as further amended, modified, restated, amended and restated and/or supplemented from time to time, the “Security Agreement”);

WHEREAS, the Pledgors and the Collateral Agent are parties to that certain Pledge Agreement, dated as of October 17, 2006, (as further amended, modified, restated, amended and restated and/or supplemented from time to time, the “Pledge Agreement”);

WHEREAS, on September 11, 2007, GE resigned as Revolving Agent and as Collateral Agent under each of the Loan Documents and assigned its Revolving Commitments to the Revolving Lenders listed in Schedule B to the Credit Agreement, attached hereto as Exhibit A;

WHEREAS, on September 11, 2007, the Borrower Representative appointed Morgan Stanley as Revolving Agent and MS& Co. as Collateral Agent under each of the Loan Documents;

WHEREAS, the Administrative Agent, the Borrower Representative, the Revolving Agent, the Collateral Agent and the Required Lenders are willing to consent to this Amendment pursuant to, and subject to, the terms and conditions set forth herein.

NOW, THEREFORE, the parties agree as follows:

SECTION 1. Definitions. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings set forth in the Credit Agreement.

SECTION 2. Amendments to the Credit Agreement. The Credit Agreement is hereby amended as follows:

2.1 Article III, Section 3.06(c) is hereby amended by deleting the section in its entirety and replacing it with the following:

“the Revolving Agent, for the account of the Revolving Lenders, a Letter of Credit fee in an amount equal to 4.75% per annum times the undrawn amount of all outstanding Letters of Credit, payable monthly in arrears; and”

2.2 Article VI, Section 6.01(e)(ii) is hereby deleted in its entirety.

2.3 Article IX, Section 9.01 is hereby amended by deleting the chart in its entirety and replacing it with the following:

Period Ending	Ratio
March 27, 2009	3.90x
June 26, 2009	3.40x
September 25, 2009	2.63x
December 25, 2009	2.33x
March 26, 2010	2.33x
June 25, 2010	2.33x
September 24, 2010	2.33x
December 24, 2010	2.33x
March 25, 2011	2.33x
June 24, 2011	2.33x
September 30, 2011	2.33x

2.4 Article IX, Section 9.02 is hereby amended by deleting the section in its entirety and replacing it with the following:

Minimum Levels of Consolidated EBITDA. The Credit Parties shall not permit Consolidated EBITDA for the Parent and its Subsidiaries for the twelve-month period ended on each date set forth below to be less than the amount set forth opposite such date:

Measurement Period Ending	Amount
March 27, 2009	$26,900,000
June 26, 2009	$30,900,000
September 25, 2009	$40,000,000
December 25, 2009	$45,000,000
March 26, 2010	$45,000,000
June 25, 2010	$45,000,000
September 24, 2010	$45,000,000
December 24, 2010	$45,000,000
March 25, 2011	$45,000,000
June 24, 2011	$45,000,000
September 30, 2011	$45,000,000
December 30, 2011	$45,000,000

2.5 Article IX, Section 9.03 is hereby deleted in its entirety.

2.6 Article XIV, Section 14.01 is hereby amended by deleting the definition of “Applicable Margin” in its entirety and replacing it with the following:

“Applicable Margin” means a percentage per annum determined as of the end of the last Fiscal Quarter, as set forth below:

	Alternate Base Rate Loan	LIBOR Rate Loan
Revolving Advances	3.50%	4.75%

Term Loans	5.75%	7.00%

2.7 Article XIV, Section 14.01 is hereby amended by deleting the definition of “Debt for Borrowed Money” in its entirety and replacing it with the following:

“Debt for Borrowed Money” means the sum of the total outstanding amount of Term Loans, Letter of Credit Obligations, and Revolving Advances made pursuant to the Credit Agreement.

2.8 Article XIV, Section 14.01 is hereby amended by deleting the definition of “Revolving Commitment” in its entirety and replacing it with the following:

“Revolving Commitment” means, with respect to any Revolving Lender, the obligation of such Revolving Lender at such time to make Revolving Advances pursuant to the terms and conditions of this Agreement. As of September 11, 2007, the Revolving Commitments of each Lender are set forth in Schedule B.

2.9 Article XIV, Section 14.01 is hereby amended by deleting the definition of “Total Leverage Ratio” in its entirety and replacing it with the following:

“Total Leverage Ratio” means, as of any date of determination, the ratio of (i) Debt for Borrowed Money as of such date to (ii) the Parent’s Consolidated EBITDA for the four (4) Fiscal Quarter periods most recently ended on such date.”

2.10 Article XIV, Section 14.01 is hereby amended by deleting the definition of “Total Revolving Commitment” in its entirety and replacing it with the following:

“Total Revolving Commitment” means the aggregate principal amount of the Revolving Commitments of all the Revolving Lenders (it being understood and agreed that the maximum aggregate principal amount of the Revolving Commitments shall not exceed twenty million Dollars ($20,000,000), as reduced from time to time pursuant to the terms hereof).

2.11 Article XIV, Section 14.01 is hereby amended by deleting the definition of “Consolidated Total Debt” in its entirety.

2.12 Schedule B is hereby amended by deleting the chart in its entirety and replacing it with Schedule B attached hereto as Annex A.

2.13 Exhibit B is hereby amended by deleting the exhibit in its entirety and replacing it with a revised Exhibit B attached hereto as Annex B.

2.14 Exhibit G is hereby amended by deleting the exhibit in its entirety and replacing it with a revised Exhibit G attached hereto as Annex C.

SECTION 3. Amendments to the Security Agreement. The Security Agreement is hereby amended as follows.

3.1 All references to the Revolving Agent shall be deemed to refer to Morgan Stanley and its successors and assigns and all references to the Collateral Agent shall be deemed to refer to MS& Co. and its successors and assigns.

SECTION 4. Amendments to the Pledge Agreement. The Pledge Agreement is hereby amended as follows.

4.1 All references to the Revolving Agent shall be deemed to refer to Morgan Stanley and its successors and assigns and all references to the Collateral Agent shall be deemed to refer to MS& Co. and its successors and assigns.

SECTION 5. Representations and Warranties. The Borrowers hereby represent and warrants as follows:

5.1 As of the date hereof, all of the representations and warranties contained in the Credit Agreement and other Loan Documents are true and correct in all material respects, except to the extent such representations and warranties specifically relate to an earlier date thereto, in which case, such representations and warranties shall be true and correct as of such earlier date.

5.2 The execution, delivery and performance by the Borrower Representative of this Amendment has been duly authorized by all necessary corporate action, and this Amendment constitutes the legal, valid and binding obligation of the Borrowers and is enforceable against them in accordance with its terms, except as the enforcement hereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally or to general principles of equity.

5.3 The execution, delivery and performance of this Amendment and the consummation of the transactions contemplated hereby by the Borrowers does not, and will not, contravene or conflict with any provision of (i) applicable law, (ii) any judgment, decree or order to which any Borrower or its property is subject, or (iii) the Governing Documents of the Borrowers and does not, and will not, contravene, conflict with or cause any Lien to arise under any provision of any indenture, agreement, mortgage, lease, instrument or other document, including the Loan Documents.

5.4 No Default or Event of Default has occurred and is continuing under any Loan Document or will be triggered by the execution, delivery or performance of this Amendment or the consummation of the transactions contemplated hereby.

5.5 The Credit Agreement and each other Loan Document remain in full force and effect.

SECTION 6. Conditions Precedent to Effectiveness. This Amendment shall be effective upon the satisfaction of the following:

6.1 This Amendment shall have been duly executed and delivered by each of the Borrower Representative and the Required Lenders.

6.2 No Default or Event of Default has occurred and is continuing under any Loan Document or will be triggered by the execution, delivery or performance of this Amendment or the consummation of the transactions contemplated hereby.

6.3 The representations and warranties contained herein shall be true and correct.

6.4 The Borrowers shall have paid the fees contained in the Fee Letter, dated the hereof, and the Administrative Agent shall have paid such fees to the Term Lenders and the Revolving Lenders entitled thereto.

6.5 The Borrowers shall pay the reasonable fees, costs and expenses incurred by the Agents in connection with the preparation, execution and delivery of this Amendment, including, without limitation, attorneys’ fees of Sullivan & Cromwell LLP.

SECTION 7. Miscellaneous.

7.1 Certain Terms. All references in the Credit Agreement to the “Agreement,” “hereof,” “herein,” “hereunder” or any other words of similar import shall be deemed to be references to the Credit Agreement as amended by this Amendment.

7.2 No Waiver. The execution, delivery and effect of this Amendment shall be limited precisely as written and shall not be deemed to (i) be a consent to any waiver, amendment or modification of any term or condition of the Loan Documents except as specifically provided herein or (ii) prejudice any right, power or remedy that the Agents or any Lender now has or may have in the future under or in connection with the Loan Documents.

7.3 Confirmation of Guarantee. By executing and delivering this Amendment, each Guarantor hereby (a) confirms that the Lenders continue, and will continue, to have the benefit of the guaranty contained in the Credit Agreement and the execution and delivery of the Amendment does not in any way modify, reduce, revise, discharge or otherwise impair or affect the Guarantors’ obligations thereunder, (b) acknowledges that the guaranty contained in the Credit Agreement remains in full force and effect and (c) ratifies the guaranty and further ratifies and confirms any Liens granted by it to the Collateral Agent for the benefit of the Lenders under the Loan Documents.

7.4 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

7.5 Headings. The headings contained in this Amendment are solely for convenience and shall not be used or relied upon in any manner in the construction or interpretation of this Amendment.

7.6 Counterparts. This Amendment may be executed in any number of counterparts, each of which, when so executed and delivered, shall be deemed an original, and all such counterparts, taken together, shall constitute one and the same Amendment. Delivery of an executed counterpart of a signature page to this Amendment by electronic means shall be as effective as delivery of a manually executed counterpart.

[Signature pages follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date hereof.

BORROWERS:

SILICON GRAPHICS, INC.

By:	/s/ Kathy Lanterman
Name:	Kathy Lanterman
Title:	Chief Financial Officer

SILICON GRAPHICS FEDERAL, INC.

By:	/s/ Kathy Lanterman
Name:	Kathy Lanterman
Title:	Chief Financial Officer

SILICON GRAPHICS WORLD TRADE CORPORATION

By:	/s/ Kathy Lanterman
Name:	Kathy Lanterman
Title:	Chief Financial Officer

SIGNATURE PAGE TO THE SECOND AMENDMENT

TO THE SENIOR SECURED CREDIT AGREEMENT

ADMINISTRATIVE AGENT:

MORGAN STANLEY SENIOR FUNDING, INC., on behalf of the Lenders

By:	/s/ Gavin Baiera
Name:	Gavin Baiera
Title:	Authorized Signatory

REVOLVING AGENT:

MORGAN STANLEY SENIOR FUNDING, INC., on behalf of the Revolving Lenders

By:	/s/ Gavin Baiera
Name:	Gavin Baiera
Title:	Authorized Signatory

COLLATERAL AGENT:

MORGAN STANLEY & CO., INCORPORATED, on behalf of the Secured Creditors

By:	/s/ Gavin Baiera
Name:	Gavin Baiera
Title:	Authorized Signatory

SIGNATURE PAGE TO THE SECOND AMENDMENT

TO THE SENIOR SECURED CREDIT AGREEMENT

Annex A

	Commitment		Pro Rata Share
	Revolver	Term	Revolver	Term
Lenders:
Morgan Stanley Senior Funding, Inc.	$0	$2,000,000	0%	2.35%
Encore Fund, L.P.	$0	$10,000,000	0%	11.76%
Quadrangle Master Funding Ltd.	$10,000,000	$22,500,000	50%	26.47%
Watershed Technology Holdings, LLC	$0	$22,500,000	0%	26.47%
Watershed Capital Institutional Partners, L.P.	$2,800,000	$0	14%	0%
Watershed Capital Partners, L.P.	$7,200,000	$0	36%	0%
The President Fellows Harvard	$0	$2,365,902	0%	2.78%
Wellpoint, Inc.	$0	$2,660,864	0%	3.13%
Grand Central Asset Trust, DES	$0	$15,000,000	0%	17.65%
Pres. & Fellows Harvard	$0	$3,736,666	0%	4.40%
Whippoorwill Associates, Inc.	$0	$40,483	0%	0.05%
Whippoorwill Offshore	$0	$1,716,549	0%	2.02%
Whippoorwill Distressed Opp.	$0	$2,479,536	0%	2.92%

Annex B

FORM OF NOTICE OF BORROWING

[MORGAN STANLEY SENIOR FUNDING, INC.,

as Lead Arranger, Bookrunner, Administrative Agent

Revolving Agent and Syndication Agent under

the Credit Agreement Referred to below]

[MORGAN STANLEY & CO. INCORPORATED

as Collateral Agent under the Credit Agreement

referred to below]

                    , 20

Attention:	Silicon Graphics, Inc.
Re: Silicon Graphics, Inc. (the “Borrower Representative”)

Reference is made to the Credit Agreement, dated as of October 17, 2006 (as the same may be amended, restated, supplemented or extended from time to time, including all exhibits and schedules thereto, the “Credit Agreement”), among the Borrowers, the other Credit Parties thereto from time to time, as Guarantors, the Lenders party thereto from time to time, Morgan Stanley Senior Funding, Inc., as the Administrative Agent, Bookrunner, Lead Arranger, Revolving Agent and Syndication Agent, and Morgan Stanley & Co., Incorporated as Collateral Agent. Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Borrower Representative hereby gives you irrevocable notice, pursuant to [Section 1.01(b)][Section 1.03(b)] of the Credit Agreement of its request, on behalf of [            ], for [a Revolving Advance] [a Term Loan] (the “Proposed Borrowing”), to be made to [            ] with the following terms:

1. Revolving Advance:

(A)	Principal amount of Revolving Advance

(B)	Interest rate basis

(C)	Requested Funding Date (which is a Business Day)

(D)	(If a LIBOR Rate Loan is requested) Interest Period and the last date thereof

[2. Letter of Credit:

(A)	Amount of Letter of Credit

(B)	Beneficiary	]

The other terms and conditions of the proposed Letter of Credit are set forth in the accompanying application.

3. Term Loan:

(A)	Principal amount of Term Loan

(B)	Interest rate basis

(C)	Requested Funding Date (which is a Business Day)

(D)	(If a LIBOR Rate Loan is requested) Interest Period and the last date thereof

The undersigned hereby certifies that the following statements are true on the date hereof, both before and after giving effect to the Proposed Borrowing and any other Loan to be made on or before the Funding Date:

(i) the representations and warranties of any Credit Party contained in Article V of the Credit Agreement and elsewhere in the Loan Documents are, and will continue to be as of the Funding Date, true and correct in all material respects as though made on and as of the date hereof and as of the Funding Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such date;

(ii) no Event of Default [(other than, if Minimum Liquidity is greater than thirty million Dollars ($30,000,000) based upon a Default under Section 9.01 or Section 9.02))]1 has occurred and is continuing or would result therefrom;

(iii) no injunction, writ, restraining order, or other order of any nature (whether temporary, preliminary or permanent) restricting or prohibiting, directly or indirectly, the

[1]	Bracketed language is not applicable for Term Loan Borrowings and should only be included if there is a Default under Section 9.01 or Section 9.02.

extending of such Proposed Borrowing has been issued and remains in force by any Governmental Authority against any Borrower, any Agent, or any Participating Lender, and such Proposed Borrowing shall not violate any requirement of applicable law;

(iv) since March 31, 2006, no event or condition has occurred which could reasonably be expected to have a Material Adverse Effect;

[(v) after giving effect to the Proposed Borrowing, the Aggregate Exposure does not exceed the Total Revolving Commitment;]2 and

(vi) prior to and after giving effect to the Proposed Borrowing (or the incurrence of any Letter of Credit Obligation), the Parent and its Subsidiaries on a consolidated basis shall be in compliance with the financial covenants as set forth for the applicable period in Article IX of the Credit Agreement (other than, if Minimum Liquidity is greater than thirty million Dollars ($30,000,000), Section 9.01 or Section 9.02)).

SILICON GRAPHICS, INC., as Borrower Representative

By:
Name:
Title:

[2]	Included for Revolving Advances only.

Annex C

Form of Compliance Certificate

The undersigned hereby certifies solely in his capacity as the [Chief Financial Officer]/[Controller]/[Treasurer] of Silicon Graphics, Inc. as follows:

1.	I am the [Chief Financial Officer]/[Controller]/[Treasurer] of SILICON GRAPHICS, INC.

2. I have reviewed the terms and conditions of (i) that certain Senior Secured Credit Agreement, dated as of October 17, 2006 (as it may be amended, restated, modified, supplemented, or extended from time to time, including all exhibits and schedules thereto, the “Credit Agreement”), by and among SILICON GRAPHICS, INC. (the “Parent”), together with the Subsidiaries that are signatories thereto (each a “Borrower” and together, the “Borrowers”), the other Credit Parties party thereto from time to time, as Guarantors, the Lenders party thereto from time to time, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Bookrunner and Lead Arranger, Revolving Agent, and Syndication Agent, and Morgan Stanley & Co., Incorporated as Collateral Agent, and (ii) each of the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and financial condition of the Parent and its Subsidiaries during the accounting period covered by the attached financial statements

3. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

4. The attached financial statements for the [Fiscal Year][Fiscal Quarter] ended [mm/dd/yy] are prepared in accordance with GAAP. Attached as Annex I is a calculation of compliance with [Section 8.02, Section 8.04, Section 8.07] and Article IX of the Credit Agreement, including a reconciliation of the applicable items to the financial statements being delivered herewith.

The foregoing certifications, together with the financial statements delivered with this Certificate in support hereof, are made and delivered on [mm/dd/yy] pursuant to Section 6.01(d) of the Credit Agreement.

SILICON GRAPHICS, INC.

By:
Title:

SCHEDULE 1

ALL AMOUNTS CONTAINED HEREIN ARE WITHOUT DUPLICATION AND, UNLESS OTHERWISE INDICATED, ARE CALCULATED FOR SILICON GRAPHICS, INC. AND ITS SUBSIDIARIES ON A CONSOLIDATED BASIS.

INDEBTEDNESS

(Section 8.02)

In Compliance	Yes/No

ASSET DISPOSITIONS, ETC.

(Section 8.04)

In Compliance	Yes/No

INVESTMENTS

(Section 8.07)

In Compliance	Yes/No

TOTAL LEVERAGE RATIO

(Section 9.01)

[The ratio of:

(1) Debt for Borrowed Money	$

TO

(2) Parent’s Consolidated EBITDA for the four Fiscal Quarter period then ending (using the calculations below)	$

Total Leverage Ratio:	x

Applicable Total Leverage Ratio from Chart below:	x

In Compliance	Yes/No]

Total Leverage Ratio:

Measurement Period Ending	Ratio
March 27, 2009	3.90x
June 26, 2009	3.40x
September 25, 2009	2.63x
December 25, 2009	2.33x
March 26, 2010	2.33x
June 25, 2010	2.33x
September 24, 2010	2.33x
December 24, 2010	2.33x
March 25, 2011	2.33x
June 24, 2011	2.33x
September 30, 2011	2.33x

MINIMUM LEVELS OF CONSOLIDATED EBITDA

(Section 9.02)

[Consolidated EBITDA for each four Fiscal Quarter period ending on or after March 27, 2009 and on or before June 26, 2009 is:

the GAAP operating income of such Person for such period	$

Plus: depreciation expense	$

Plus: amortization expense	$

Plus or Minus: fresh start accounting adjustment	$

Plus or Minus: 97-2 accounting adjustment	$

Applicable minimum permitted Consolidated EBITDA from the chart below	$

Consolidated EBITDA	$

Applicable minimum permitted Consolidated EBITDA from the chart below	$

In Compliance	Yes/No]

[Consolidated EBITDA for each four Fiscal Quarter period ending after June 26, 2009 is:

the GAAP operating income of such Person for such period	$

Plus: depreciation expense	$

Plus: amortization expense	$

Applicable minimum permitted Consolidated EBITDA from the chart below	$

Consolidated EBITDA	$

Applicable minimum permitted Consolidated EBITDA from the chart below	$

In Compliance	Yes/No]

Minimum Permitted Consolidated EBITDA:

Measurement Period	Consolidated EBITDA
Twelve-month period ending March 27, 2009	$26,900,000
Twelve-month period ending June 26, 2009	$30,900,000
Twelve-month period ending September 25, 2009	$40,000,000
Twelve-month period ending December 25, 2009	$45,000,000
Twelve-month period ending March 26, 2010	$45,000,000
Twelve-month period ending June 25, 2010	$45,000,000
Twelve-month period ending September 24, 2010	$45,000,000
Twelve-month period ending December 24, 2010	$45,000,000
Twelve-month period ending March 25, 2011	$45,000,000
Twelve-month period ending June 24, 2011	$45,000,000
Twelve-month period ending September 30, 2011	$45,000,000
Twelve-month period ending December 30, 2011	$45,000,000

CAPITAL EXPENDITURES

(Section 9.04)

Aggregate Capital Expenditures made by any of the Credit Parties (excluding Capital Expenditures made with the Net Cash Proceeds of a Disposition, to the extent such Net Cash Proceeds are not required to be applied to repay Term Loans) for the Fiscal Year ending on June 29, 2007

Actual Capital Expenditures	$

Permitted Capital Expenditures for the Fiscal Year ending on June 29, 2007	[$20,000,000]

In Compliance	Yes/No

Aggregate Capital Expenditures made by any of the Credit Parties (excluding Capital Expenditures made with the Net Cash Proceeds of a Disposition, to the extent such Net Cash Proceeds are not required to be applied to repay Term Loans) for the Fiscal Year ending on June 27, 2008

Actual Capital Expenditures	$

Permitted Capital Expenditures in any Fiscal Year ending on June 27, 2008	[$15,000,000]

Permitted carry over of unused amounts from the first Fiscal Year (to be used only in the next Fiscal Year)	[$5,000,000]

In Compliance	Yes/No

Aggregate Capital Expenditures made by any of the Credit Parties (excluding Capital Expenditures made with the Net Cash Proceeds of a Disposition, to the extent such Net Cash Proceeds are not required to be applied to repay Term Loans) for the Fiscal Year ending on June 26, 2009

Actual Capital Expenditures	$

Permitted Capital Expenditures in any Fiscal Year ending on	[$15,000,000]

Permitted carry over of unused amounts from subsequent Fiscal Years	[$3,000,000]

In Compliance	Yes/No